EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

State or Jurisdiction
    of Organization      Subsidiaries

Delaware                 DMLP Co.
Netherlands              D, P & D Investments B.V.
Delaware                 Mesa Environmental Ventures Co.
Texas                    Mesa Offshore Royalty Partnership
Delaware                 Parker & Parsley Argentina, Inc.
Delaware                 Pioneer International Resources Company
Texas                    Pioneer Natural Gas Company
Delaware                 Pioneer Natural Resources Alaska, Inc.
Cayman Islands           Pioneer Natural Resources Anaguid Ltd.
Argentina                Pioneer Natural Resources (Argentina) S.A.
Cayman Islands           Pioneer Natural Resources Borj El Khadra Ltd.
Canada                   Pioneer Natural Resources Canada Inc.
Cayman Islands           Pioneer Natural Resources (Cayman) Ltd.
Texas                    Pioneer Natural Resources  Scholarship Foundation
South Africa             Pioneer Natural Resources South Africa (Pty) Limited
Argentina                Pioneer Natural Resources (Tierra Del Fuego) S.A.
Cayman Islands           Pioneer Natural Resources Tunisia Ltd.
Delaware                 Pioneer Natural Resources USA, Inc.
Bahamas                  Pioneer Resources Africa, Ltd.
Bahamas                  Pioneer Resources Gabon - Olowi Ltd.
Texas                    Pioneer Uravan, Inc.
Delaware                 Westpan NGL LP
Delaware                 Westpan Properties, Inc.
Nevada                   Westpan Resources Company
Delaware                 Westpan Resources LP


                         Partnerships that Pioneer Natural Resources USA, Inc. is the managing general partner

Delaware                 Parker & Parsley 87-A Conv., Ltd.
Delaware                 Parker & Parsley Private Investment 88, L.P.
Delaware                 Parker & Parsley Private Investment 89, L.P.
Delaware                 Parker & Parsley 90 Spraberry Private Development, L.P.
Texas                    Midkiff Development Drilling Program, Ltd.






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